SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                   Date of Report - April 14, 2003

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------

State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

   101 East Main Street, P.O. Box 567
         Mount Joy, Pennsylvania                        17552
---------------------------------------            --------------
(Address of principal executive offices)              (Zip Code)



 Registrant's telephone number including area code:
                       (717) 653-1441
                        --------------

                                N/A
-----------------------------------------------------------------
   (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets.

           Not Applicable.

Item 3.    Bankruptcy or Receivership.

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.

           Not Applicable.

Item 5.    Other Events.

           On April 14, 2003, Union National Financial
           Corporation issued a press release reporting first quarter earnings and announcing the second quarter cash dividend for 2003. The aforementioned is attached as an exhibit to this Current Report on Form
           8-K.

Item 6.    Resignations of Registrant's Directors.

           Not Applicable.

Item 7.    Financial Statements and Exhibits.

           (a)    Not Applicable.

           (b)    Not Applicable.

           (c)    Exhibits:
                  99.1     Press Release

Item 8.    Change in Fiscal Year.

           Not Applicable.

Item 9.    Regulation FD Disclosure.

           Not Applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNION NATIONAL FINANCIAL CORPORATION
                             (Registrant)


Dated: April 14, 2003         /s/Mark D. Gainer
                             ----------------------------------

                             Mark D. Gainer,
                             President & Chief Executive Officer

                            EXHIBIT INDEX

                                        Page Number in
Exhibit                                 Manually Signed Original

99.1          Press Release             5

                          EXHIBIT 99.1

                          Press Release

                          PRESS RELEASE

   Union National Financial Corporation Reports First Quarter
   __________________________________________________________

       Earnings and Announces Second Quarter Cash Dividend
       ___________________________________________________


Mount Joy, Pennsylvania, April 14,2003. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, has reported basic and diluted earnings per share for the first quarter of 2003 of 32 cents, as compare to 28 cents per share in 2002, an increase of 14.3%. Net income for the first quarter of 2003 amounted to $804,000, as compared to $717,000 for the first quarter of 2002.

The overall increase in earnings can be primarily attributed to an increase in other operating income. Other operating income increased primarily as a result of an increase in gains on the sales of mortgage loans during the first quarter of 2003 compared to the same period of 2002.

The Board of Directors of Union National Financial Corporation approved the payment of its second regular quarterly cash dividend for 2003. The cash dividend of 15.5 cents per share is payable on May 5, 2003, to stockholders of record on April 24, 2003. This brings total dividends for 2003 to 31 cents per share, an increase of 17.0%, as compared to the 26.5 cents per share for the same period of 2002.


FINANCIAL HIGHLIGHTS      Three Months Ended
____________________      __________________

                     March 31, 2003 March 31, 2002 Percent Change

                     _____________  _____________  ______________
Net Interest Income   $2,823,000     $2,838,000        -0.5%
Provision for
  Loan Losses              7,000         25,000       -72.0%
Other Operating Income   896,000        644,000        39.1%
Other Operating
   Expenses            2,715,000      2,596,000         4.6%
Net Income               804,000        717,000        12.1%
Per Share Information:
______________________
Earnings Per Share -
   Basic                   $0.32          $0.28        14.3%
Earnings Per Share -
   Assuming Dilution        0.32           0.28        14.3%


                          Balance Sheet as of
                          ___________________

                     March 31, 2003 March 31, 2002 Percent Change
                     _____________  _____________  ______________
Total Assets          $313,658,000   $303,648,000       3.3%
Total Loans            194,138,000    202,326,000      -4.0%
Total Deposits         216,814,000    214,644,000       1.0%

Union National Community Bank, the sole and wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for 150 years. The bank operates seven retail offices in Lancaster County.

For Further Information, Please Contact:
Mark D. Gainer, President/CEO
Union National Financial Corporation
101 East Main Street
P.O. Box 567
Mount Joy, PA 17552-0567
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.

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